                                                                       EXHIBIT 2
                                                                  EXECUTION COPY

                             SHAREHOLDERS' AGREEMENT


                  SHAREHOLDERS' AGREEMENT (this "AGREEMENT") dated as of June 25, 2002, among MAGNA INTERNATIONAL INC., an Ontario corporation ("PARENT"), MAGNA MIRRORS ACQUISITION CORP., a Michigan corporation and a wholly owned subsidiary of Parent ("SUB"), DONNELLY EXPORT CORPORATION, a Michigan corporation ("EXPORT"), and the persons listed on SCHEDULE A hereto (such persons are collectively referred to herein as the "SHAREHOLDERS" and individually referred to herein as a "SHAREHOLDER").

                  WHEREAS Parent, Sub and DONNELLY CORPORATION, a Michigan corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT"), providing for the merger of Sub with and into the Company (the "MERGER"), pursuant to which each issued and outstanding share of Class A Common Stock, par value $.10 per share, of the Company (the "COMPANY CLASS A COMMON STOCK") and each issued and outstanding share of Class B Common Stock, par value $.10 per share, of the Company (the "COMPANY CLASS B COMMON STOCK" and, together with the Company Class A Common Stock, the "COMPANY COMMON STOCK") will be converted into the right to receive a fraction of a Class A Subordinate Voting Share, without par value, of Parent (the "PARENT SHARES");

                  WHEREAS the Shareholders own in the aggregate 1,841,449 shares of Company Class B Common Stock and 665,692 shares of Company Class A Common Stock (including any shares of Company Common Stock acquired by any Shareholder after the date hereof, the "OWNED SHARES") and otherwise control, through valid and binding powers of attorney or proxies or otherwise, 1,408,200 shares of Company Class B Common Stock and 637,730 shares of Company Class A Common Stock (including any shares of Company Common Stock so controlled by any Shareholder after the date hereof, the "CONTROLLED SHARES" and, together with the Owned Shares, the "OWNED OR CONTROLLED SHARES");

                  WHEREAS the Shareholders own or otherwise control, in the aggregate, (i) 79.62% of the outstanding shares of Company Class B Common Stock and (ii) 19.33% of the outstanding shares of Company Class A Common Stock, in each case as of June 7, 2002, representing in the aggregate approximately 72% of votes entitled to be cast by holders of Company Class B Common Stock and Company Class A Common Stock, voting together as a class, at any duly held meeting of the Company's shareholders with respect to the approval of the Merger;

                  WHEREAS the holders of Company Class B Common Stock own all the outstanding shares of capital stock of Export, and the parties desire that all contracts, agreements and arrangements between Export and the Company or any of its subsidiaries be terminated prior to the Merger without any liability on the part of the Company or any such subsidiary; and

                  WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Shareholders and Export enter into this Agreement.

                  NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents and warrants to Parent and Sub as follows:

          (a) AUTHORITY. Such Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Shareholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise, judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to such Shareholder or to any of its property or assets (including the Owned Shares), or any provision of the Second Restated and Amended Articles of Incorporation, as amended, or Bylaws of the Company. Except for consents, approvals, authorizations and filings as may be required under (i) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or (ii) the provisions, rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), no filing or registration with, or consent or approval of, any domestic (federal or state), foreign or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

          (b) THE OWNED OR CONTROLLED SHARES. Such Shareholder beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) and has good and valid title to, or otherwise controls the voting of (with respect to the matters referred to herein), the number and kind of Owned Shares and Controlled Shares, as the case may be, set forth opposite such Shareholder's name on SCHEDULE A, free and clear of any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, charges or other encumbrances whatsoever ("LIENS"). Except for this Agreement, no proxies or powers of attorney have been granted by such Shareholder or any other person with respect to the Owned or Controlled Shares that will remain in effect after the execution of this Agreement and that would conflict or be inconsistent with this Agreement. Except for this Agreement, no voting arrangement with respect to the matters referred to herein (including voting agreement or voting trust) affecting the Owned or Controlled Shares of such Shareholder shall remain in effect after the execution of this Agreement.

          (c)  THE   COMPANY'S   REPRESENTATIONS.   To  the  knowledge  of  such
     Shareholder, the representations and warranties of the Company set forth in
     Article III of the Merger Agreement are true and correct. This representation and warranty shall not survive the Effective Time of the Merger. The sole remedy of Parent and Sub against any Shareholder or Export for any breach of this representation and warranty shall be a right to terminate this Agreement prior to the Effective Time of the Merger, and Export shall have no remedy for any such breach.

     2. REPRESENTATIONS AND WARRANTIES OF EXPORT. Export hereby represents and warrants to Parent and Sub as follows:

          (a) AUTHORITY. Export has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Export, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Export. This Agreement has been duly executed and delivered by Export and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of Export enforceable against Export in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise, judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Export or to any of its property or assets, or any provision of the Articles of Incorporation or Bylaws of Export. No filing or registration with, or consent or approval of, any domestic (federal or state), foreign or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange is required by or with respect to Export in connection with the execution and delivery of this Agreement or the consummation by Export of the transactions contemplated hereby.

          (b) ASSETS; AGREEMENTS. Export has no assets and the shares of the capital stock of Export have a fair market value not greater than $100,000. All contracts, agreements or arrangements between Export and the Company or any of its Subsidiaries (as defined in the Merger Agreement) may be terminated prior to the Effective Time (as defined in the Merger Agreement) without any liability on the part of the Company or its Subsidiaries.

     3. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub hereby represent and warrant to the Shareholders as follows:

          (a) AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by each of the Shareholders and Export, constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit, concession, franchise, judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Sub or to any of the property or assets of Parent or Sub, or any provision of the charter or bylaws of Parent or Sub, other than conflicts, violations or defaults that, individually or in the aggregate, will not have a material adverse effect on Parent's and Sub's ability to consummate the transactions contemplated by this Agreement or the enforceability of this Agreement. Except for consents, approvals, authorizations and filings as may be required under
     (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the EC Merger Regulation (as defined in the Merger Agreement) and other antitrust related statutes in various jurisdictions, the Exchange Act or the Securities Act of 1933, as amended, or (ii) the provisions, rules and regulations under or of any state or Canadian provincial securities statute or the NASD, the New York Stock Exchange, Inc. or The Toronto Stock Exchange, no filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, governmental body, regulatory agency, authority, commission, tribunal or securities exchange is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby.

     4. COVENANTS OF THE SHAREHOLDERS; IRREVOCABLE PROXY. Until the earlier of
(i) the Effective Time or (ii) the termination of this Agreement as specified in
Section 8, each Shareholder agrees as follows:

          (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, such Shareholder shall vote (or cause to be voted) all shares of Company Common Stock that it owns or has voting control over in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) all shares of Company Common Stock that it owns or has voting control over against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined below), (ii) unless otherwise directed by Parent, any amendment of the Company's Second Restated and Amended Articles of Incorporation, as amended, or Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, other than as contemplated by Section 4(a), or (iii) any action or agreement which would result in a breach of any representation, warranty or covenant of the Company set forth in the Merger Agreement.

          (c) Such Shareholder agrees not to (i) Transfer or Otherwise Dispose of (as defined below), or enter into any arrangement with respect thereto, any of its Owned or Controlled Shares to any person other than Sub or Sub's designee or (ii) except for this Agreement, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to its Owned or Controlled Shares. For purposes of this Agreement, "TRANSFER OR OTHERWISE DISPOSE OF" means any sale, exchange, conversion (including any conversion of Company Class B Common Stock into Company Class A Common Stock), redemption, assignment, gift, grant of a security interest, pledge or other encumbrance, or the establishment of any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interests in the Company Common Stock, the creation of any other claim thereto or any other transfer or disposition whatsoever (including involuntary sales, exchanges, transfers or other dispositions as a result of a Takeover Proposal or otherwise, and whether or not for cash or other consideration) affecting the right, title, interest or possession in, to or of the Company Common Stock.

          (d) Such Shareholder shall not, nor shall it authorize (and shall use all reasonable efforts not to permit) any of its financial advisors, attorneys or other advisers, representatives or agents to, (i) solicit, initiate or actively encourage the submission of any Takeover Proposal,
     (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, sale or other disposition of all or a substantial portion of the assets of, or other business combination or recapitalization or similar transaction involving, the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in excess of 5% of the Company Common Stock or voting securities of the Company or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement.

          (e) Such Shareholder promptly (but in no event later than 48 hours after the event) shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry or communication with respect to or which could reasonably be expected to lead to any Takeover Proposal which such Shareholder shall have been approached or solicited by any person with respect to, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal that is available to such Shareholder) and
     (iii) the identity of the person or persons making any such Takeover Proposal, inquiry or communication.

          (f) Such Shareholder hereby irrevocably appoints Parent as the attorney and proxy of such Shareholder, with full power of substitution, to vote all Owned or Controlled Shares that such Shareholder is entitled to vote at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), only with respect to the matters set forth in, and in accordance with the terms of, Sections 4(a) and 4(b); PROVIDED that in any such vote pursuant to such proxy, Parent shall not have the right (and such proxy shall not confer the right) to vote to modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any shareholders of the Company under the Merger Agreement or to reduce the obligations of Parent thereunder. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Shareholder hereby revokes, effective upon the execution and delivery of this Agreement, all other proxies and powers of attorney with respect to Owned or Controlled Shares that such Shareholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of such Shareholder's obligations under Section 4(a)) shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect thereto so long as this Agreement remains in effect. Such Shareholder shall forward to Parent and Sub any proxy cards that such Shareholder receives with respect to the Merger.

          (g) Each Shareholder agrees not to, without the prior written consent of Parent, sell, transfer, convey, pledge, gift or otherwise dispose (collectively, "DISPOSE") of any Parent Shares after the Closing Date (as defined in the Merger Agreement) except in accordance with this Section 4(g) or as permitted by Section 4(h). Each Shareholder may at any time and from time to time after the Closing Date Dispose of not more than that number of Parent Shares which, together with all other Parent Shares Disposed of by such Shareholder after the Closing Date, equals the product of (x) the number of weeks that have then elapsed since the Closing Date (with any fraction of a week deemed to be a whole week) times (y) 25,000 Parent Shares. This Section 4(g) shall terminate and be of no further force or effect automatically upon the Company having the right to terminate the Merger Agreement pursuant to Section 7.1(h) thereof (regardless of whether such right is exercised).

          (h) Each Shareholder may Dispose of all or any portion of the Parent Shares owned by it:

          (i) to an "affiliate" of such Shareholder (as defined in Rule 405 promulgated under the Securities Act), and any such affiliate may thereafter Dispose of such Parent Shares back to such Shareholder;

          (ii) for estate or tax planning purposes, (A) to members of such Shareholder's Family or trusts or other entities controlled solely by such Shareholder and members of such Shareholder's Family or (B) to any person meeting the requirements of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

          (iii)to Parent or any of its Subsidiaries (as defined in the Merger Agreement) or any other person approved by Parent; or

          (iv) as a result of the death of such Shareholder;

     PROVIDED, HOWEVER, that, prior to a Shareholder Disposing of any Parent Shares to any transferee permitted by clauses (i), (ii) or (iv) of this
     Section 4(h), such permitted transferee agrees in writing to be bound by this Agreement as if he, she or it were such Shareholder.

     5. COVENANTS OF EXPORT. Export agrees that it shall cause each contract, agreement or arrangement between Export and the Company or any of its Subsidiaries to terminate, effective no later than immediately prior to the Effective Time, without any liability on the part of the Company or any such Subsidiary. Export further agrees that it shall execute such instruments to effectuate the foregoing and a general release of the Company and its Subsidiaries as counsel for Parent shall reasonably request.

     6. FURTHER ASSURANCES. Each party will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments, including proxies, as any other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     7. ASSIGNMENT. Neither this Agreement nor any of the rights or interests hereunder shall be assigned by any of the parties, nor shall any obligation hereunder be assumed by any other person, without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights and interests hereunder to, and Sub's obligations hereunder may be assumed by, Parent or any wholly owned Subsidiary (as defined in the Merger Agreement) of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of any Shareholder that is an individual, the heirs, executors, administrators and other legal representatives of such Shareholder.

     8. TERMINATION. This Agreement shall terminate only upon a valid termination of the Merger Agreement pursuant to the terms of Section 7.1 thereof.

     9. SHAREHOLDERS' CAPACITY. The parties hereto agree and acknowledge that each Shareholder does not make any agreement or understanding in his capacity as a director or officer of the Company or of Export. Each Shareholder has entered into this Agreement solely in his capacity as the record holder and/or beneficial owner of the Owned or Controlled Shares and nothing herein shall expand, limit or affect any actions taken by each Shareholder in his capacity as an officer or director of the Company or of Export.

     10. GENERAL PROVISIONS.

          (a) SURVIVAL OF REPRESENTATIONS. No representation or warranty made by any party to this Agreement shall survive the Merger. The covenants made in Sections 4(g), 4(h) and 5 of this Agreement and the other agreements made by the parties to this Agreement shall survive the Merger and any termination of this Agreement notwithstanding any investigation at any time made by or on behalf of any party hereto.

          (b) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court within the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

          (c) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (d) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (e) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

                    (i)   if to Parent or Sub to it:

                          In care of Magna  International  Inc.
                          337  Magna  Drive
                          Aurora, Ontario L4G 7K1 Canada
                          Attention: President (with a separate copy to Corporate Secretary) Facsimile Nos.:

                           with a copy to:

                           Scott M. Freeman
                           Sidley Austin Brown & Wood LLP
                           (on or prior to July 4, 2002)
                           875 Third Avenue
                           New York, New York 10022
                           Facsimile No.:  (212) 906-2021

                           (after July 4, 2002)
                           787 Seventh Avenue
                           New York, New York  10019
                           Facsimile No.:  (212) 839-5599

                  (ii)     if to Export or the Shareholders, to:

                           Dwane Baumgardner
                           Donnelly Export Corporation
                           49 W.Third Street
                           Holland, MI  49423
                           and
                           Gerald T. McNieve
                           3222 Planthuest Road
                           Webster Grove, MO  63119

                           with a copy to:

                           Varnum, Riddering, Schmidt & Howlett LLP
                           Bridgewater Place
                           333 Bridgewater Street, N.W.
                           Post Office Box 352
                           Grand Rapids, Michigan 49501-0352
                           Attention: Daniel C. Molhoek
                           Facsimile No.:  (616) 336-7000

     or to such other address as such party may indicate by a notice delivered to the other parties hereto.

     (f) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

     (h) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

     (j) WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by such party or an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.




                            MAGNA INTERNATIONAL INC.


                            By: /s/ Belinda Stronach
                              --------------------------------------------------
                              Name: Belinda Stronach
                              Title: President and Chief Executive Officer


                            By: /s/ Vincent J. Galifi
                              --------------------------------------------------
                              Name: Vincent J. Galifi
                              Title: Executive Vice-President and Chief
                              Financial Officer


                            MAGNA MIRRORS ACQUISITION CORP.



                            By: /s/ Jeffrey O. Palmer
                              --------------------------------------------------
                              Jeffrey O. Palmer
                              Executive Vice-President


                             By: /s/ William Biggar
                              --------------------------------------------------
                                 William Biggar
                                 Executive Vice-President


                           DONNELLY EXPORT CORPORATION

                             By: /s/ Kevin L. Brown
                              --------------------------------------------------
                               Name: Kevin L. Brown
                               Title: President

                                    LOUISE  HOHMANN  MCNEIVE  AND  GERALD
                                    T.  MCNEIVE,  JR.,  Trustees  of the  Louise
                                    Hohmann McNeive Living Trust U/A DTD 7/3/91


                                    By: /s/ Gerald T. McNeive, Jr.
                                        ----------------------------------------
                                        Name: Gerald T. McNeive, Jr.
                                        Title: Co-Trustee


                                    By: /s/ Louise Hohmann-McNeive
                                        ----------------------------------------
                                        Name: Louise Hohmann-McNeive
                                        Title: Co-Trustee



                                 JANE H. KRAHMER AND CHARLES A.
                                 KRAHMER, Trustees of the Jane H. Krahmer 1999 Revocable Trust U/A DTD 3/31/99


                                 By: /s/ Jane H. Krahmer
                                     -------------------------------------------
                                     Name: Jane H. Krahmer
                                     Title: Trustee


                                 By: /s/ Charles A. Krahmer
                                     -------------------------------------------
                                     Name: Charles A. Krahmer
                                     Title: Trustee


                                 ANNE H. COPPS, Trustee of the Anne H. Copps
                                 Trust U/A DTD 4/9/92


                                 By: /s/ Anne H. Copps
                                     -------------------------------------------
                                     Name: Anne H. Copps
                                     Title: Trustee

                        B. PATRICK DONNELLY, III


                        By: /s/ B. Patrick Donnelly, III
                           -----------------------------------------------------
                           Name: B. Patrick Donnelly, III



                        HUNTINGTON BANK, Successor Trustee of the
                        Virginia N. Donnelly Trust U/A DTD 1/12/79


                        By: /s/ Cynthia B. Allen
                           -----------------------------------------------------
                           Name: Cynthia B. Allen
                           Title: Trustee


                        HUNTINGTON BANK, Successor Trustee of the
                        Bernard P. Donnelly Trust U/A DTD 1/24/75


                        By: /s/ Cynthia B. Allen
                           -----------------------------------------------------
                           Name: Cynthia B. Allen
                           Title: Trustee


                        HUNTINGTON BANK, Successor Trustee of the
                        Bernard P. Donnelly and Virginia N. Donnelly
                        Trust U/A DTD 11/16/93


                        By: /s/ Cynthia B. Allen
                           -----------------------------------------------------
                           Name: Cynthia B. Allen
                           Title: VP, Huntington Bank, Trustee of the
                           Bernard & Virgina Donnelly Unitrust UAD
                           11/16/93

                          KATHERINE S. DONNELLY, Trustee of the
                          Katherine S. Donnelly Trust U/A DTD 12/16/81


                          By: /s/ Katherine S. Donnelly
                              --------------------------------------------------
                              Name: Katherine S. Donnelly
                              Title: Trustee


                          JOHN DONNELLY, JR.


                          By: /s/ John Donnelly, Jr.
                              --------------------------------------------------
                              Name: John Donnelly, Jr.



                          M. SUSAN DONNELLY


                            By: /s/ M. Susan Donnelly
                           -----------------------------------------------------
                              Name: M. Susan Donnelly



                          THOMAS LEONARD

                            By: /s/ Thomas Leonard
                                ------------------------------------------------
                                Name: Thomas Leonard



                          FERNANDE PRUDEN


                            By: /s/ Fernande Pruden
                                ------------------------------------------------
                                Name: Fernande Pruden

                                   SCHEDULE A

                      NUMBER OF OWNED OR CONTROLLED SHARES


                                       Owned              Controlled Class B              Owned              Controlled Class A
    Name of Shareholder         Class B Common Stock         Common Stock          Class A Common Stock         Common Stock
----------------------------    ---------------------    ---------------------     ---------------------    ---------------------

Louise Hohmann McNeive and                   273,815                        0                    33,603                        0
Gerald T. McNeive, Jr.,
Trustees of the Louise
Hohmann McNeive Living
Trust U/A DTD 7/3/91

Jane H. Krahmer and                          218,353                  145,000                    65,492                   33,413
Charles A. Krahmer,
Trustees of the Jane H.
Krahmer 1999 Revocable
Trust U/A DTD 3/31/99

Anne H. Copps, Trustee of                    217,962                  120,211                    12,920                   32,916
the Anne H. Copps Trust
U/A DTD 4/9/92

B. Patrick Donnelly, III                      77,147                  460,570                    29,422                   76,883

Huntington Bank, Successor                    76,517                        0                        62                        0
Trustee of the Virginia N.
Donnelly Trust U/A DTD
1/12/79

Huntington Bank, Successor                   218,329                        0                     9,585                        0
Trustee of the Bernard P.
Donnelly Trust U/A DTD
1/24/75





Huntington Bank, Successor                         0                        0                     1,000                        0
Trustee of the Bernard P.
Donnelly and Virginia N.
Donnelly Trust U/A DTD
11/16/93

Katherine S. Donnelly,                       197,301                  519,082                   140,928                  377,979
Trustee of the Katherine
S. Donnelly Trust U/A DTD
12/16/81

John Donnelly, Jr.                           107,739                        0                    91,012                        0

M. Susan Donnelly                             90,149                        0                    63,098                        0

Thomas Leonard                                81,590                        0                    16,750                        0

Fernande Pruden                              282,547                  163,337                   201,820                  116,539

                                ---------------------    ---------------------     ---------------------    ---------------------
                     TOTAL:                1,841,449                1,408,200                   665,692                  637,730

